Exhibit 99.1
Toast Announces First Quarter 2024 Financial Results

Added over 6,000 net new Locations in first quarter 2024
Annualized recurring run-rate (ARR) as of March 31, 2024 grew 32% to $1.3 billion
First quarter net loss was $(83) million and Adjusted EBITDA was $57 million

BOSTON, MA – May 7, 2024 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the first quarter ended March 31, 2024.

“Toast is off to a strong start in 2024. Our first quarter results demonstrate strong topline growth and margin expansion that we will continue to build on throughout the year. We executed well against our priorities: scaling restaurant locations; driving ARR by delivering products customers love; continuing to expand our addressable market; and building operating leverage as we scale,” said Toast CEO and Co-Founder Aman Narang. “With a differentiated business model that scales efficiently, we are positioned for durable growth and ongoing margin expansion, while investing in exciting new growth vectors to expand our long-term opportunity. Thank you to our entire Toast team for a great start to the year. Our confidence and enthusiasm for the future has never been stronger.”

Financial Highlights for the First Quarter of 2024

•ARR as of March 31, 2024 was $1.3 billion, up 32% year over year.
•Gross Payment Volume (GPV) increased 30% year over year to $34.7 billion.
•Total Locations increased 32% year over year to approximately 112,000.
•GAAP subscription services and financial technology solutions gross profit was up 32% year over year from Q1 2023 to $291 million. Non-GAAP subscription services and financial technology solutions gross profit grew 33% year over year to $303 million.
•GAAP gross profit of $249 million was up 43% year over year from Q1 2023. Non-GAAP gross profit grew 42% year over year to $268 million.
•GAAP net loss was $(83) million in Q1 2024 compared to $(81) million in Q1 2023. Adjusted EBITDA was $57 million in Q1 2024 compared to Adjusted EBITDA of $(17) million in Q1 2023.
•Net cash (used in) operating activities of $(20) million and Free Cash Flow of $(33) million in Q1 2024, compared to net cash (used in) operating activities of $(55) million and Free Cash Flow of $(65) million, respectively, in Q1 2023.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook1

For the second quarter ending June 30, 2024, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $320 million to $330 million (20-24% growth compared to Q2 2023)
•Adjusted EBITDA in the range of $55 million to $65 million

For the full year ending December 31, 2024, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $1,325 million to $1,345 million (25-27% growth compared to 2023, up from 23-25% growth)
•Adjusted EBITDA in the range of $250 million to $270 million (up from $200 million to $220 million)
1 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Recent Business Highlights

•Toast announced its new Restaurant Management Suite providing restaurants of all sizes with the tools they need to manage their operations at scale. Capabilities include multi-location management tools such as scheduling menu and price changes, partner integrations, and benchmarking analytics. Toast’s new Benchmarking product enables operators to compare restaurant and menu category performance against aggregated data from the approximately 112,000 locations on the Toast platform, leveraging AI-based classification. Expanding on Toast’s commitment to enterprise brands, the suite includes an enterprise tier with solutions for the largest customers including Point-to-Point Encryption (P2PE) security solutions and Enterprise Toast Care for the more complex configurations, technology stacks, and scale of enterprise brands.
•Toast announced details for its Digital Storefront and Marketing Suites. Toast’s Digital Storefront Suite offers robust website and online ordering capabilities, and its Marketing Suite combines marketing tools with automation technology. Together, the suites create a seamless digital hospitality experience for restaurants, integrate across the Toast platform, and allow restaurants to gather data from online and point-of-sale (POS) transactions. The Digital Storefront Suite includes a new intuitive website builder and robust online ordering capabilities. The Marketing Suite includes an AI-powered writing assistant to help create and send marketing emails, powerful marketing automations and enhancements designed to make it easier to generate targeted marketing campaigns to bring guests back.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Tuesday, May 7, 2024. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a comprehensive platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, payments, operations, digital ordering and delivery, marketing and loyalty, and team management. We serve as the restaurant operating system, connecting front of house and back of house operations across service models including dine-in, takeout, delivery, catering, and retail. Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the second fiscal quarter and full year of 2024; statements about future operating results; the expectations of demand for Toast’s products and growth of its business; statements about new products and offerings and the benefits thereof; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; Toast’s ability to deliver innovative solutions; Toast’s ability to attract and retain customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2023, Toast’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Subscription services	$151	$107
Financial technology solutions	873	673
Hardware and professional services	51	39
Total revenue	1,075	819
Costs of revenue:
Subscription services	50	36
Financial technology solutions	683	523
Hardware and professional services	92	85
Amortization of acquired intangible assets	1	1
Total costs of revenue	826	645
Gross profit	249	174
Operating expenses:
Sales and marketing	107	99
Research and development	83	85
General and administrative	74	82
Restructuring expenses	41	—
Total operating expenses	305	266
Loss from operations	(56)	(92)
Other income (expense):
Interest income, net	10	8
Change in fair value of warrant liability	(36)	3
Loss before income taxes	(82)	(81)
Income tax expense	(1)	—
Net loss	$(83)	$(81)
Net loss per share attributable to common stockholders:
Basic	$(0.15)	$(0.15)
Diluted	$(0.15)	$(0.16)
Weighted average shares used in computing net loss per share:
Basic	547	524
Diluted	547	525

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	March 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$578	$605
Marketable securities	537	519
Accounts receivable, net	86	69
Inventories, net	120	118
Other current assets	330	259
Total current assets	1,651	1,570
Property and equipment, net	82	75
Operating lease right-of-use assets	34	36
Intangible assets, net	25	26
Goodwill	113	113
Restricted cash	57	55
Other non-current assets	90	83
Total non-current assets	401	388
Total assets	$2,052	$1,958
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$49	$32
Deferred revenue	50	39
Accrued expenses and other current liabilities	614	592
Total current liabilities	713	663
Warrants to purchase common stock	100	64
Operating lease liabilities	30	33
Other long-term liabilities	6	4
Total liabilities	849	764
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock- par value $0.000001; 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.000001 par value: Class A - 7,000 shares authorized; 450 and 429 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively Class B - 700 shares authorized; 102 and 114 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Accumulated other comprehensive loss	(1)	—
Additional paid-in capital	2,910	2,817
Accumulated deficit	(1,706)	(1,623)
Total stockholders’ equity	1,203	1,194
Total liabilities and stockholders’ equity	$2,052	$1,958

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(83)	$(81)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11	6
Stock-based compensation expense	66	63
Amortization of deferred contract acquisition costs	19	14
Change in fair value of warrant liability	36	(3)
Credit loss expense	15	13
Other non-cash items	(2)	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(22)	(20)
Other current assets	(19)	(6)
Deferred contract acquisition costs	(30)	(24)
Inventories, net	(2)	(1)
Accounts payable	16	6
Accrued expenses and other current liabilities	(37)	(20)
Deferred revenue	11	3
Other assets and liabilities	1	(4)
Net cash used in operating activities	(20)	(55)
Cash flows from investing activities:
Cash paid for acquisition, net of cash acquired	—	(9)
Capital expenditures	(13)	(10)
Purchases of marketable securities	(145)	(176)
Proceeds from the sale of marketable securities	18	7
Maturities of marketable securities	111	147
Other investing activities	—	(1)
Net cash used in investing activities	(29)	(42)
Cash flows from financing activities:
Change in customer funds obligations, net	49	37
Proceeds from issuance of common stock	28	11
Repurchases of Class A common stock	(4)	—
Net cash provided by financing activities	73	48
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	24	(49)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	—	—
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	747	635
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$771	$586
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	$578	$451
Cash held on behalf of customers	136	99
Restricted cash	57	36
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$771	$586

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net (loss) income, adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology gross profit excluding payments financial technology gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended March 31,
(dollars in billions)	2024	2023	% Growth
Gross Payment Volume (GPV)	$34.7	$26.7	30%

	As of March 31,
(dollars in millions)	2024	2023	% Growth
Payments Annualized Recurring Run-Rate	$634	$503	26%
Subscription Annualized Recurring Run-Rate	671	484	39%
Total Annualized Recurring Run-Rate (ARR)	$1,305	$987	32%

Adjusted EBITDA	Three Months Ended March 31,
(dollars in millions)	2024	2023
Net loss	$(83)	$(81)
Stock-based compensation expense and related payroll tax	62	68
Depreciation and amortization	10	6
Interest income, net	(10)	(8)
Change in fair value of warrant liability	36	(3)
Restructuring and restructuring-related expenses(1)	41	$—
Acquisition expenses	—	1
Income tax expense	1	—
Adjusted EBITDA	$57	$(17)
(1) Restructuring and restructuring-related expenses include $30 million of severance benefits, $10 million of stock-based compensation expense, and $1 million of accelerated depreciation related to facilities.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit	Three Months Ended March 31,
(dollars in millions)	2024	2023
Gross profit (GAAP):
Subscription services	$101	$71
Financial technology solutions	190	150
Adjustments:
Stock-based compensation expense and related payroll tax	5	5
Depreciation and amortization	7	3
Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	$303	$229

Non-GAAP Costs of Revenue	Three Months Ended March 31,
(dollars in millions)	2024	2023
Costs of revenue	$826	$645
Stock-based compensation expense and related payroll tax	11	11
Depreciation and amortization	8	4
Non-GAAP costs of revenue	$807	$630

Non-GAAP Gross Profit	Three Months Ended March 31,
(dollars in millions)	2024	2023
Gross profit	$249	$174
Stock-based compensation expense and related payroll tax	11	11
Depreciation and amortization	8	4
Non-GAAP gross profit	$268	$189

Non-GAAP Subscription Services Gross Profit	Three Months Ended March 31,
(dollars in millions)	2024	2023
Subscription services gross profit	$101	$71
Stock-based compensation expense and related payroll tax	5	5
Depreciation and amortization	7	3
Non-GAAP subscription services gross profit	$113	$79

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended March 31,
(dollars in millions)	2024	2023
Financial technology solutions gross profit	$190	$150
Stock-based compensation expense and related payroll tax	—	—
Depreciation and amortization	—	—
Non-GAAP financial technology solutions gross profit	$190	$150

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended March 31,
(dollars in millions)	2024	2023
Hardware and professional services gross profit	$(41)	$(46)
Stock-based compensation expense and related payroll tax	6	6
Depreciation and amortization	—	—
Non-GAAP hardware and professional services gross profit	$(35)	$(40)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended March 31,
(dollars in millions)	2024	2023
Financial technology solutions gross profit	$190	$150
Payments financial technology solutions gross profit	(156)	(124)
Non-GAAP non-payments financial technology solutions gross profit	$34	$26

Non-GAAP Sales and Marketing Expenses	Three Months Ended March 31,
(dollars in millions)	2024	2023
Sales and marketing expenses	$107	$99
Stock-based compensation expense and related payroll tax	(13)	(15)
Depreciation and amortization	(1)	(1)
Non-GAAP sales and marketing expenses	$93	$83

Non-GAAP Research and Development Expenses	Three Months Ended March 31,
(dollars in millions)	2024	2023
Research and development expenses	$83	$85
Stock-based compensation expense and related payroll tax	(20)	(22)
Depreciation and amortization	(1)	(1)
Non-GAAP research and development expenses	$62	$62

Non-GAAP General and Administrative Expenses	Three Months Ended March 31,
(dollars in millions)	2024	2023
General and administrative expenses	$74	$82
Stock-based compensation expense and related payroll tax	(18)	(20)
Acquisition expenses	—	(1)
Non-GAAP general and administrative expenses	$56	$61

Free Cash Flow	Three Months Ended March 31,
(dollars in millions)	2024	2023
Net cash used in operating activities	$(20)	$(55)
Capital expenditures	(13)	(10)
Free Cash Flow	$(33)	$(65)

Sums may not equal totals due to rounding.

TOST-FIN

Source: Toast